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THE SHERWIN-WILLIAMS COMPANY
Contact:  Conway G. Ivy
          Vice President, Corporate Planning and Development
          216-566-2102


FOR IMMEDIATE RELEASE


     CLEVELAND, OHIO, December 6, 1995. The Sherwin-Williams Company (NYSE:SHW) today announced that it will extend the expiration date of its outstanding tender offer for all of the outstanding stock of Pratt & Lambert United, Inc. (NYSE:PLU), for a minimum of ten business days to at least 12:00 p.m., New York time, on December 22, 1995. The tender offer, which is being made pursuant to a merger agreement between the two companies, previously was scheduled to expire on December 8, 1995. Further information on the length of the extension will be forthcoming in the next several days.

     Sherwin-Williams also reported that as of the close of business December 5, 1995, approximately 1,183,357 shares of Pratt & Lambert stock had been tendered pursuant to the tender offer, representing approximately 10.3% of the outstanding shares. Pursuant to the Stock Option, Pledge and Security Agreement previously entered into, Sherwin-Williams has the option to purchase an aggregate of 4,563,651 shares (or approximately 40% of the total shares outstanding).



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